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                                                                      Exhibit 21

                           SUBSIDIARIES OF THE COMPANY

The following is a list of the Company's subsidiaries:

                                                                                     Percentage Of Voting
                                                                                      Securities Owned By
                                                            Organized                   Registrant As Of
                                                           Under Law Of                December 29, 2001
                                                    --------------------------    -----------------------------
Silicon Laboratories UK Ltd.                        United Kingdom                            100%
Silicon Laboratories Isolation, Inc.                State of California                       100%
Silicon Laboratories K.K.                           Japan                                     100%